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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549



                                    Form 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 11, 2004




                         WESTERN POWER & EQUIPMENT CORP.
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             (Exact name of registrant as specified in its charter)




         DELAWARE                  0-26230                   91-1688446
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(State or other jurisdiction     (Commission              (IRS Employer of
     incorporation)              File Number)            Identification No.)




                  6407-B N.E. 117th Avenue, Vancouver, WA 98662
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               (Address of principal executive offices) (Zip Code)




         Registrant's telephone number, including area code 360-253-2346
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         (Former name or former address, if changed since last report.)





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ITEM 12.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

            In a press release dated August 11, 2004, the Registrant announced that it expected results of its fiscal year ended July 31, 2004 to be substantially higher than its prior year results. The Registrant announced that it expected year over year revenues to show an increase in the range of 12% to 13% and year over year net income to show an increase of at least 80% over the prior year's net income of $412,000. The Registrant's actual results for its fiscal year ended July 31, 2004 may differ from these estimates due to unforeseen costs, corrections, and potential audit adjustments, as well as other factors.




Exhibits.

            (99) Press Release dated August 11, 2004.
















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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Western Power & Equipment Corp.


Date: August 11, 2004                     By: /s/ Mark J. Wrigh
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                                              Mark J. Wright, Vice President of
                                              Finance & Chief Financial Officer






























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